EXHIBIT 10.1

September 20, 2012

Mr. James N. Jannello

Chief Executive Officer

The Janel Group of New York, Inc.

Dear Jim,

This is to confirm that Community National Bank (CNB) Is willing to extend the maturity of Its Line of Credit (LOC) to The Janel Group of New York, Inc. (Janel) from September 30, 2012 to October 29, 2012 pursuant to the Terms outlined in your letter of August 3, 2012, which Terms are summarized as follows:

1) The LOC Is reduced from $3,500,000 to $2,500,000 with Borrowings continuing to be limited to the Borrowing Base.

2) You have agreed to reinstate your Personal Guaranty on the Terms contained In the original Personal Guaranty you provided dated July 29, 2010, a copy of which was attached to your letter of August 3, 2012.

All other Terms to remain unchanged from the Terms In effect at July 31, 2012.

If you are In agreement please so indicate by signing below and returning a copy to the undersigned.

Sincerely,

/s/	/s/
JoAnn Bello	James N. Jannello
First Vice President	Personally and on behalf of The Janel Group of New York, Inc.